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                                                                  EXHIBIT 10(LL)

                         MODIFIED, AMENDED AND RESTATED
                               LINE OF CREDIT NOTE

$10,000,000                                                 Huntsville, Alabama
                                                          As of January 1, 2000

         FOR VALUE RECEIVED, Martin Industries, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay, on the Line of Credit Termination Date (such term and other capitalized terms used in this Note that are not otherwise defined herein having the meanings defined for them in the hereinafter-described Loan Agreement), to the order to AmSouth Bank, an Alabama banking corporation (the "Lender"), at its Main Office in Birmingham, Alabama, in lawful money of the United States of America, the principal amount of Ten Million and No/100 Dollars ($10,000,000), or so much thereof as may heretofore have been advanced by the Lender under the Line of Credit Master Note in the face amount of $15,000,000 (the "Initial Note"), the Modified, Amended and Restated Line of Credit Note in the face amount of $20,000,000 (the "First Modification"), and the Modified Amended and Restated Line of Credit Note in the face amount of $30,000,000 (the "Second Modification") which are being extended, renewed and modified hereby or as may hereafter be advanced under this Note, and to pay interest from the date of this note on sums advanced under the Initial Note, the First Modification and the Second Modification, and from the date advanced on additional sums advanced under this Note, until payment in full, on the unpaid principal balance of the amount advanced hereunder, at the rate per annum (computed on the basis of the actual number of days elapsed over an assumed year of 360 days, as more particularly set forth below) equal to the applicable rate set forth below:

                  1. LIBOR-BASED RATE. This Note shall bear interest at the LIBOR-Based Rate. On the first Business Day of each month the Lender shall determine the LIBOR-Based Rate for the then-current month, and all outstanding Advances under this note as well as all Advances made during such calendar month shall accrue interest at the LIBOR-Based Rate. If in the Lender's opinion it is impossible or impractical to obtain the LIBOR-Based Rate for a certain calendar month, all outstanding Advances as well as all Advances made during such calendar month shall bear interest as the Prime Rate. Such interest shall be payable monthly in arrears on the 15th day of each month for the period ending the last day of the immediately preceding calendar month. As used herein (a) "LIBOR-Based Rate" shall mean a fixed rate 125 basis points in excess of the average offered rate in the London interbank market for deposits in U.S. dollars for thirty (30) days (the "LIBOR Rate") as published in the Wall Street Journal or such other comparable financial information reporting service used by the Bank at the time such rate is determined, adjustable for any applicable LIBOR Reserve Requirement; and (b) "LIBOR Reserve Requirement" shall mean the percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Government Authority), on the date on which the LIBOR-Based Rate is determined, for determining the reserve requirements of the Lender (including any marginal, emergency, supplemental, special or other reserves) with respect to liabilities relating to time deposits purchased in the London interbank market having a one month

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         maturity, without benefit or credit for any proration, exemptions or offsets under any now or hereafter applicable regulations.

                  2. RECONVERSION TO PRIME RATE. If this Note bears interest at the LIBOR-Based Rate, then the Borrower shall have a one time option after the IPO Date to convert the interest rate applicable to this Note from the LIBOR-Based Rate back to the Prime Rate. The Borrower may exercise this option by giving written notice at lease 15 days prior to the first Business Day of any calendar month. Such notice shall be irrevocable once given and the change shall become effective upon the first Business Day of a calendar month that occurs at least 15 days after such notice is given. Commencing on the effective date of the Prime Rate option, all outstanding Advances as well as all future Advances under this Note shall bear interest at a per annum rate equal to the Prime Rate in the same manner as set forth in paragraph 1 of this Note.

         The first monthly interest payment under this Note shall be due and payable on February 15, 2000. Upon payment in full of this Note, all accrued interest shall be due and payable in full.

         The Lender will send the Borrower a monthly billing statement in advance of each interest payment date (i.e. the 15th day of each month) showing the interest that accrued on the Line of Credit through the end of the immediately preceding month and which shall be due and payable on such interest payment date. On the Line of Credit Termination Date, the Borrower will pay all of the principal of and interest on the Loan then remaining unpaid.

         This Note is a master note, and it is expected that the proceeds of the loan evidenced hereby will be advanced by the Lender to the Borrower in installments, as needed for the purposes set forth in the Loan Agreement, upon compliance with the terms and conditions set forth therein. This Note shall be valid and enforceable as to, and all collateral granted to the Lender as security for the loan evidenced hereby shall be and remain valid and binding as security for, the aggregate amount advanced at any time hereunder, whether or not the full face amount hereof is advanced. Each principal advance and payment on this Note may be reflected by notations made by the Lender on its internal records (which may be kept on computer or otherwise), and the Lender is hereby authorized to record on such records all such principal Advances and payments. The aggregate unpaid amount reflected by the Lender's notations on its internal records (whether on computer or otherwise) shall be deemed rebuttably presumptive evidence of the principal amount remaining outstanding and unpaid on this Note. No failure of the Lender so to record any Advance or payment shall limit or otherwise affect the obligation of the Borrower hereunder with respect to any Advance, and no payment of principal by the Borrower shall be affected by the failure of the Lender to so record the same.

         This Note is being executed and delivered to modify, amend and restate in its entirety, effective as of the Effective Date of the Fourth Amendment, the Line of Credit Note dated January 7, 1993 in the face amount of $15,000,000, the First Modification dated March 15, 1995 in the face amount of $20,000,000, and the Second Modification dated August 28, 1997 in the face


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amount of $30,000,000. Notwithstanding the execution of this Note the outstanding indebtedness evidenced by the Initial Note, the First Modification, and the Second Modification shall remain in full force and effect and shall hereafter be evidenced by this Note, and nothing contained herein shall be construed as effecting any novation, payment or accord and satisfaction of such indebtedness.

         This Note is the Modified, Amended and Restated Line of Credit Note referred to in the Fourth Amendment to Loan Agreement and Other Loan Documents, and is subject to all of the provisions of the Loan Agreement including those providing for optional repayment, acceleration of maturity and adjustment of the interest rate hereunder, all set forth in the Loan Agreement. This Note is secured by the Security Documents, as that term is defined in the Loan Agreement. This Note is executed in renewal, extension and modification of the Initial Note, the First Modification and the Second Modification. The terms of this Note shall be applicable commencing on the Effective Date. The terms of the Initial Note, the First Modification and the Second Modification shall continue to be applicable prior to the Effective Date. The Lender may retain the Initial Note, the First Modification and the Second Modification in its file along with this Note until the indebtedness evidenced hereby has been paid in full and the Line of Credit has been terminated as set forth in the Loan Agreement.

         This Note, as modified, amended and restated, shall continue to be secured by all of the Security Documents described in the Loan Agreement, as amended. Nothing continued herein shall be construed to release, satisfy, discharge, terminate, subordinate or otherwise adversely affect or impair (a) the validity or enforceability of the indebtedness evidenced by the Initial Note, the First Modification and the Second Modification, as modified, amended and restated hereby, (b) the validity, perfection or priority of the Liens of the Security Documents as security for such indebtedness, or of any of the other Loan Documents, or (c) the liability of any obligor for the repayment of such indebtedness.


                                           MARTIN INDUSTRIES, INC.


                                           By:    /S/ RODERICK V. SCHLOSSER
                                               ----------------------------
                                               Its:      Vice President and CFO

                                           P. O. Box 128
                                           301 East Tennessee Street
                                           Florence, Alabama 35630

                                           Taxpayer I.D.: 63-0133054


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